Exhibit 10.26

Compensation Committee Charter
As of June 2016

I. PURPOSE
The purpose of the Compensation Committee of the Board of Directors (the "Board") of Growblox Sciences, Inc., a Delaware corporation (the "Company") shall be to review and make recommendations to the Board regarding all forms of compensation to be provided to the executive officers and directors of the Company, including without limitation bonus and stock compensation, as well as all bonus and stock compensation to all employees of the Company.
The Compensation Committee has the authority to undertake the specific duties and responsibilities listed below and will have the authority to undertake such other specific duties as the Board may from time to time prescribe.
II. STATEMENT OF PHILOSOPHY
The Company's philosophy in setting its compensation policies for executive officers is to maximize stockholder value over time. The Compensation Committee is to set the Company's compensation policies applicable to the executive officers, including without limitation the chief executive officer, and evaluate the performance of such officers. The Compensation Committee strongly believes that executive compensation should be directly linked to continuous improvements in corporate performance and increases in stockholder value. In this regard, the Compensation Committee adopts the following guidelines for compensation decisions:
• Provide a competitive total compensation package that enables the Company to attract and retain key executive talent;
• Align all pay programs with the Company's annual and long-term business strategies and objectives; and
• Provide variable compensation opportunities that are directly linked to the performance of the Company and that link executive reward to stockholder return.
The Compensation Committee shall focus primarily on the following three components in forming the total compensation package for its executive officers:
• Base salary;
• Annual incentive bonus; and
• Long-term incentives.
III. MEMBERSHIP
The Compensation Committee shall consist of a minimum of two non-employee directors of the Company as such members are appointed from time to time by the Board and such members shall serve at the discretion of the Board. The non-employee director members shall be "non-employee directors" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall be "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and shall be independent within the meaning of the listing standards of the New York Stock Exchange: Amex.

IV. SCOPE OF RESPONSIBILITIES
The responsibilities of the Compensation Committee include:
1. Reviewing and making recommendations to the Board regarding the compensation policy for executive officers and directors of the Company, and such other employees of the Company as directed by the Board;
2. Reviewing and making recommendations to the Board regarding all forms of compensation (including all "plan" compensation, as such term is defined in Item 402(a)(7) of Regulation S-K promulgated by the Securities and Exchange Commission, and all non-plan compensation) to be provided to the executive officers of the Company;
3. Reviewing and making recommendations to the Board regarding general compensation goals and guidelines for the Company's employees and the criteria by which bonuses to the Company's employees are determined;
4. Acting as administrator of the Company's 2014 Equity Compensation Plan, as amended from time to time, (the "Plan"). If the authority is so delegated by the full Board, in its administration of the Plans, the Compensation Committee may (i) grant stock options and stock purchase rights to entities or individuals eligible for such grants, including grants to individuals subject to Section 16 of the Exchange Act in compliance with Rule 16b-3 promulgated thereunder, and (ii) amend such stock options and stock purchase rights. The Compensation Committee shall also make recommendations to the Board with respect to amendments to the Plan and changes in the number of shares reserved for issuance under the each Plan;
5. Reviewing and making recommendations to the Board regarding other plans that are proposed for adoption or adopted by the Company for the provision of compensation to employees of, directors of and consultants to the Company; and
6. Preparing a report (to be included in the Company's proxy statement) which describes: (a) the criteria on which compensation paid to the chief executive officer of the Company for the last completed fiscal year is based; (b) the relationship of such compensation to the Company's performance; and (c) the Compensation Committee's executive compensation policies applicable to executive officers.
V. MEETINGS
The Compensation Committee shall meet at least one time each year. The Compensation Committee may establish its own meeting schedule, which it shall provide to the Board in advance.
VI. MINUTES
The Compensation Committee shall maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.
VII. REPORTS
In addition to the report required under Article IV, Section 6 above, the Compensation Committee will provide written reports to the Board from time to time as appropriate, but at least once annually, regarding recommendations of the Compensation Committee submitted to the Board for action, and copies of the written minutes of its meetings.